Exhibit 99.1

Metalline Mining Company	Phone 208-665-2002
1330 Margaret Avenue	Fax 208-665-0041
Coeur d’Alene, ID 83815	email: metalline@metallinemining.com
Website: www.metallinemining.com
American Stock Exchange
Symbol: MMG
For Release October 14, 2008—9:00 A.M. ET
Metalline Issues Q & A in
Response to Shareholder Questions
Coeur d’Alene, Idaho — Metalline Mining Company (MMG:Amex) is issuing this news release in order to address commonly asked shareholder questions.
Q: Why did Metalline change its feasibility study from utilizing underground mining to open pit mining?
A: The understanding of the nature of the zinc resource at Sierra Mojada has changed appreciably since we started evaluating it in 2005. As a result of continued drilling and application of a less constrained geologic framework, a new resource model completed by Pincock, Allen & Holt, (“PAH”) more than doubles the zinc metal content of the Oxide Zinc mineralization, which now includes an appreciable amount of silver. With the recent receipt of the much larger oxide zinc resource model, a new open pit optimization indicates that higher production rates and economies of scale are possible, and preliminary economic evaluation suggests open pit mining to be the more economic mining method. Consequently, the underground mine plan, concentrator and test mining were suspended in order to evaluate a much larger scale operation. This larger scale operation is intended to exploit both the now much larger Oxide Zinc (plus silver) mineralization and the Silver Polymetallic mineralization, which is currently the focus of our exploration drilling activities. Overall, given the present uncertain financial and commodity market conditions, drilling to define additional resource is the most productive way to add project and shareholder value.
Q: When does Metalline project that its feasibility study will be complete?
A: Metalline is putting all feasibility study work, except the resource model work by PAH, on hold to concentrate on drilling the two mineral systems: the Oxide Zinc and the Silver Polymetallic mineralization. The new Oxide Zinc block model resource and open pit studies are complete. The resource block models, for both mineral systems, will be used to guide the required drill definition of the resources. Results of this work should allow Metalline to revise our plans and schedules and assist us in estimating the date for the completion of our feasibility study.

The initial evaluation of the open pit mining method makes it clear that an open pit mining method will be more efficient. Open pit mines are generally faster to develop than underground mines. For the life of the mine, approximately 500 million tons of overlying rock would be mined to expose the oxide zinc mineralization. We know that there are significant amounts of this material that contain silver, copper, zinc, and lead in concentrations that are potentially exploitable. However, we do not know exactly how much of this material is present, precisely where it is located, or enough about its characteristics to evaluate and select methods for its recovery. Our drilling program and resource modeling is required to answer these questions. The larger the silver polymetallic resource proves to be, the longer it will take to complete the drilling. We are following a phased approach in order to evaluate costs and schedules as we obtain results. When we have a final resource model, the end date of the feasibility study can be estimated. As material developments occur on this issue, the Company will update its shareholders.
Q: Does Metalline plan to reduce its monthly expenses?
A: Metalline will adjust spending in consideration of available resources and the tasks to be performed. Metalline’s management and board of directors monitors its overall costs and expenses and, if necessary, adjusts its programs and planned expenditures in an attempt to ensure we have sufficient operating capital. We are evaluating our costs and planned expenditures for our on-going project at our Sierra Mojada mining concessions. Accordingly, and as described in the question above, we cannot reasonably forecast the completion date of our feasibility study or its total costs until we have the results of additional drilling. Except for the resource model work by PAH, the engineering contractors who had been working on the feasibility study are currently on standby until the size of the resource is determined and their studies can be continued. In addition, we have reduced our workforce at Sierra Mojada by approximately 20%, and taken other measures to reduce site expenses.
Q: How does Metalline plan to fund its continued exploration plans?
A: Metalline plans to use its on-hand available working capital to continue our exploration plans. However, our exploration plans and general corporate expenditures will be monitored, and may be amended, to ensure we have sufficient working capital to fund our on-going operations.
In the future, Metalline may consider various manners to raise capital when we determine it is in our shareholders’ best interests. As described in our public filings, we may explore capital raising options to continue the on-going exploration of the silver mineralization north of the Sierra Mojada fault, to fund preliminary mine development, and to maintain adequate working capital for on-going plans and expenditures. However, Metalline cannot assure shareholders that debt or equity financing will be available to the Company or available on terms that Metalline believes are in our shareholders’ best interests. Metalline is considering other strategic alternatives to further the development of our Sierra Mojada project and develop our business.

Q: When will Metalline disclose the results of its recent drilling activities?
A: We are currently planning a drill program and considering operating plans and costs. At present, we plan on continuing work with five drills. Metalline will release the results of its drilling program when material developments and results are available. However, it is important to recognize that regulations adopted by the Securities and Exchange Commission (SEC) severely limit the amount of detail Metalline can disclose. The SEC requires that a feasibility study demonstrate that a new project is legally and economically practical before the tonnage, grade, and reliability of mineral reserves can be published. Under most circumstances, the SEC does not allow reporting companies to publish estimates of the size or grade of mineralized material unless a full feasibility study has been completed and the inspection, sampling, and measurement of such reserves meet the requirements set forth by the SEC. Therefore, even though Metalline has received engineering estimates from exploration results, until a bankable feasible study is complete, no detailed disclosure or claims can be made.
Q: Going forward is Metalline considering exploiting silver resources?
A: Yes. If the Silver Polymetallic mineralization can be exploited in the course of developing the Oxide Zinc mineralization we believe that silver could have a positive economic impact on the overall project.
Forward-Looking Statements
This news release contains forward-looking statements regarding future events and Metalline’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Metalline operates and the beliefs and assumptions of Metalline’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Metalline’s future financial performance, Metalline’s anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein and Metalline’s Annual Report on Form 10-KSB for the fiscal year ended October 31, 2007 under “Risk Factors.” Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Metalline undertakes no obligation to revise or update any forward-looking statements for any reason.

3